Prospectus Supplement filed under Rule 424(b)(3)
Registration Number 333-119885

Prospectus Supplement No. 2 dated September 28, 2005 (To Prospectus dated March 7, 2005)

Top Image Systems Ltd.
6,125,713 Ordinary Shares

        This prospectus supplement to the prospectus dated March 7, 2005 relates to the offering by the selling shareholders identified in the prospectus dated March 7, 2005 of up to a maximum of 6,125,713 ordinary shares of Top Image Systems Ltd. This prospectus supplement should be read in conjunction with the prospectus dated March 7, 2005, and Prospectus Supplement No. 1 dated March 31, 2005, which are to be delivered with this prospectus supplement. The information in this prospectus supplement updates certain information contained in the prospectus dated March 7, 2005 and Prospectus Supplement No. 1 dated March 31, 2005.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

        On September 28, 2005, Top Image Systems Ltd. filed with the Securities and Exchange Commission the attached Current Report on Form 6-K for the month of September, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

Report of Foreign Private Issuer
Pursuant to Rule 13a-16 or 15d-16 of
the Securities Exchange Act of 1934

For the month of September, 2005

Commission File Number 001-14552

Top Image Systems Ltd.
(Translation of registrant’s name into English)

2 Habarzel Street, Ramat Hahayal, Israel 69710
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes ☐ No ☒

CONTENTS

        This report on Form 6-K of the Registrant consists of the following documents, which are attached hereto as Exhibit 10.1 and incorporated by reference herein:

        Interim Consolidated Financial Statements of Top Image Systems Ltd. as of, and for the six months ended, June 30, 2005; Selected Financial Data; and Operating and Financial Review and Prospects for the six months ended June 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 28, 2004	Top Image Systems Ltd. BY: /S/ Ido Schechter —————————————— Ido Schechter Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Interim Consolidated Financial Statements of Top Image Systems Ltd. as of, and for the six months ended, June 30, 2005; Selected Financial Data; and Operating and Financial Review and Prospects for the six months ended June 30, 2005.